Exhibit 10.24
AMENDED AND RESTATED AIRCRAFT TIME-SHARING AGREEMENT
THIS AMENDED AND RESTATED AIRCRAFT TIME-SHARING AGREEMENT (this “Agreement”) is entered into as of March 8, 2018 between Unum Group, a Delaware corporation (the “Operator”), and Richard P. McKenney, a resident of the State of Tennessee (the “User”). This Agreement amends and restates that certain Aircraft Time-Sharing Agreement effective May 21, 2015 between Operator and User.
R E C I T A L S:
A.Operator owns and maintains the corporate aircraft described herein and operates such aircraft in connection with its business;
B.User desires to obtain air transportation services in such aircraft from time to time for cash; and
C.Operator is authorized to carry other persons under a time-sharing agreement for reimbursement on a limited basis, as long as Operator does not engage in the carriage of persons or cargo by air for compensation or hire;
NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties do hereby agree as follows:
1.Definitions. As used herein, the following capitalized terms shall have the respective meanings set forth in this Section 1:
“Aircraft” shall mean each aircraft described in any Supplement or Supplements hereto executed by and between User and Operator substantially in the form of Exhibit A.
“FAA” shall mean the Federal Aviation Administration of the U.S. Department of Transportation, or any successor.
“FAR” shall mean the Federal Aviation Regulations, Title 14, Code of Federal Regulations, as in effect from time to time.
“Principal Base” shall mean Chattanooga Metropolitan Airport, Chattanooga, Tennessee (airport code CHA).
“Service Area” shall mean the 48 contiguous states of the United States; Canada; Mexico; and the islands in the Caribbean Sea.
“Service Period” shall mean the period from the effective date of the relevant Supplement to the date of termination hereof communicated by at least thirty (30) days’ written notice from one party hereto to the other, inclusive.
“Services” shall have the meaning given thereto in Section 2 of this Agreement.
“SIFL” shall mean the Standard Industry Fare Level valuation formula set forth in Treasury Regulations Section 1.61-21(g), 28 C.F.R. Section 1.61-21(g).
“Supplement” shall mean each Aircraft Time-Sharing Supplement executed under this Agreement by the parties hereto substantially in the form of Exhibit A hereto, covering one or more particular Aircraft and incorporating by reference the terms and provisions of this Agreement.

“Ticket Tax” shall mean the federal excise tax imposed upon the transportation of persons by air pursuant to Section 4261 of the Internal Revenue Code of 1986, as amended, 26 U.S.C. Section 4261, or any replacement thereof, and regulations thereunder.
2.Operator Services. During the Service Period, Operator will provide the following services to User (collectively the “Services”):
(a)The use of one or more of the Aircraft, on a time-sharing basis pursuant to the provisions of FAR Sections 91.501(b)(6) and 91.501(c)(1), 14 C.F.R. Sections 91.501(b)(6) and 91.501(c)(1), upon request of User from time to time. The Principal Base shall be used for purposes of routine departure and arrival of persons authorized by User to use the Services. The Services will be available to User within the Service Area on a space-available basis in the discretion of Operator, upon not less than twenty-four (24) hours’ prior telephonic or other notice from User to Operator.
(b)Flight crew for the Aircraft.
(c)Inspection and maintenance of the Aircraft according to specifications currently in practice by Operator.
3.Consideration.
(a)In partial reimbursement of Operator’s costs of providing the Services to be provided to User hereunder, User shall pay to Operator its actual costs of each of the following items as expenses of any specific flight conducted hereunder:
(1)Fuel, oil, lubricants and other additives.
(2)Travel expenses of the crew, including food, lodging and ground transportation.
(3)Hangar and tie-down costs away from the Aircraft’s base of operation.
(4)Insurance (if any) obtained for the specific flight.
(5)Landing fees, airport taxes and similar assessments.
(6)Customs, foreign permit and similar fees directly related to the flight.
(7)In-flight food and beverages provided by Operator.
(8)Passenger ground transportation provided by Operator.
(9)Flight planning and weather contract services used for the flight.
(10)An additional charge equal to the amount by which the value of the flight determined under SIFL exceeds the sum of the expenses listed in subparagraphs (1) through (9) above, such additional charge not however to exceed 100 percent of the expenses listed in subparagraph (1) above.
(b)In connection with all Services rendered, Operator shall invoice User promptly for all reimbursable costs incurred by Operator in connection with a specific flight. The amount invoiced at any time shall reflect actual costs of Operator in pursuing the specific flight referred to, plus the amount of Ticket Tax required to be collected and remitted by Operator thereon. User shall pay each invoice within 20 days of receipt.
4.Other Obligations of User. For each flight, User shall provide Operator with an accurate passenger manifest not less than two (2) hours prior to scheduled departure. User also shall cooperate reasonably and shall arrange that passengers shall cooperate reasonably with Operator in its efforts to comply with all applicable requirements of the FAA, the U.S. Department of Homeland Security and any other governmental authorities having jurisdiction over each flight hereunder.
5.Operational Control. At all times when any Aircraft is being flown for User under this Agreement, Operator shall have operational control of the Aircraft. Operator’s pilot-in-command shall have final authority to determine all safety matters, including without limitation the initiation and termination of each flight, the selection of routing of the Aircraft and the load to be carried.

6.Liability Limitations. Operator shall not be liable for delay or cancellation of flights or for loss or damage to property to the extent the same is caused by scheduling of necessary maintenance or repairs or by inclement weather, strike, civil commotion, government action, flood, fire, explosion, act of God or any other cause beyond the reasonable control of Operator. The liability of Operator for loss of or damage to baggage or other cargo shall be limited to $20 per kilogram of such property. Neither party shall be liable to the other for any punitive, exemplary or special damages under or in connection with this Agreement.
7.Risks, Indemnification and Insurance.
(a)Except as otherwise provided herein, Operator shall indemnify, defend and hold harmless User from and against any and all third-party claims, charges, suits, losses, costs, damages, liabilities and causes of action, including reasonable attorneys’ fees, to the extent the same are imposed upon, incurred by or asserted against User as a result of any act or omission on the part of Operator or those for whom Operator is responsible in connection with the operation or use of the Aircraft or as a result of a breach by Operator of any of its obligations, representations or warranties under this Agreement.
(b)Except as otherwise provided herein, User shall indemnify, defend and hold harmless Operator from and against any and all third-party claims, charges, suits, losses, costs, damages, liabilities and causes of action, including reasonable attorneys’ fees, to the extent the same are imposed upon, incurred by or asserted against Operator as a result of a breach by User of any of his obligations, representations or warranties under this Agreement.
(c)During the term of this Agreement, Operator shall maintain or cause to be maintained aircraft liability insurance in respect of each Aircraft, its use and operation, covering bodily injury and death of persons and loss of or damage to property, with a combined single limit of not less than $50,000,000 per occurrence, and naming User as an additional insured under the policy.
(d)During the Service Period, Operator shall maintain or cause to be maintained aircraft hull insurance covering all risks of loss of and damage to each Aircraft, in an amount not less than the replacement value of the Aircraft.
(e)All such coverages shall be maintained with insurers of recognized responsibility and shall conform to any relevant requirements of the FAA for aircraft operated in time-sharing service.
8.Representations and Warranties of Operator. Operator hereby represents and warrants to, and covenants with, User that on the date hereof, and at all times during the Service Period:
(a)Operator is a corporation duly organized and existing in good standing under the laws of the State of Delaware and is duly authorized to transact business under the laws of all other jurisdictions where the nature of its business requires such authorization.
(b)This Agreement constitutes the valid and binding obligations of Operator enforceable against Operator in accordance with its terms.
(c)Operator is the registered owner of each Aircraft and has good right to use, possess and control each Aircraft for all purposes of this Agreement.
(d)Operator is duly authorized to carry out flights of all Aircraft under a time-sharing arrangement as contemplated by FAR Section 91.501, 14 C.F.R. Section 91.501.
(e)Each pilot and co-pilot provided by Operator hereunder shall be duly type-rated for aircraft of the same type as the Aircraft to be operated by them, and shall be properly qualified, tested and trained pursuant to the FAR and current under FAR Section 61.57, 14 C.F.R. Section 61.57.

9.Representations and Warranties of User. User hereby represents and warrants to, and covenants with, Operator that on the date hereof, and at all times during the Service Period:
(a)User is an individual resident of the State of Tennessee, of full age, and has all necessary authority to execute, deliver and perform this Agreement.
(b)This Agreement constitutes the valid and binding obligations of User enforceable against User in accordance with its terms.
(c)The Aircraft shall be used hereunder only for User’s own purposes, and not for providing transportation of passengers or cargo to others for compensation or hire or for any unlawful purpose.
10.Independent Contractor. At all times hereunder, Operator will determine the methods, details and means of performing the Services. It is the intention of the parties that Operator shall be an independent contractor hereunder, and nothing in this Agreement shall be deemed to constitute either party an agent, partner or joint venturer of the other or to authorize either party to bind the other to any agreement or obligation.
11.Termination. Either party may terminate this Agreement upon thirty (30) days’ prior written notice to the other.
12.Application.    The provisions of this Agreement shall apply to all annual hours (and any portion thereof) of use of the Aircraft by the User to the extent such hours in the aggregate exceed the total annual hours of use without cost to the User which are authorized by the Operator.
13.Miscellaneous.
(a)Except as expressly permitted hereby, neither party may assign any of its interest in this Agreement or any Supplement or delegate any of its obligations hereunder or thereunder without the written consent of the other party. No such consent shall be required for any assignment by Operator to any affiliate or successor, provided that any such assignee meets all of the requirements set forth herein with respect to the Operator.
(b)Unless otherwise provided herein, all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed delivered upon physical delivery thereof to the recipient, upon receipt of a facsimile copy with electronic confirmation received by the sender or five (5) days after being sent by U.S. Mail with postage prepaid, addressed as follows:

If to User:	Mr. Richard P. McKenney
1 Fountain Square
Chattanooga, TN 37402
Facsimile: (423) 294-7056

If to Operator:	Unum Group
1 Fountain Square
Chattanooga, TN 37402
Attn: General Counsel
Facsimile: (423) 294-5036

(c)The terms and provisions of this Agreement and any Supplements hereto shall be governed and construed in accordance with the laws of the State of Tennessee without giving effect to its conflicts of laws provisions except such principles which permit the parties to select the law to be applied to this Agreement.

(d)This Agreement and the Supplements hereunder shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and permitted assigns.
(e)This Agreement and each relevant Supplement hereunder constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and may not be amended, waived or modified except in a writing signed by the party to be charged.
(f)This Agreement and any Supplement hereunder may be executed in two or more counterparts and by the parties hereto and thereto on separate counterparts, all such counterparts together to constitute one and the same instrument.
(g)This Agreement and any Supplements hereunder supersede all prior agreements or assertions with respect to the subject matter hereof, whether oral or written, and all other communications between the parties with respect to the subject matter hereof.
(h)This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, shall in all respects be administered in accordance with Section 409A of the Code. All reimbursements and in-kind benefits provided under this Agreement that constitute deferred compensation within the meaning of Section 409A of the Code shall be made or provided in accordance with the requirements of Section 409A of the Code, including, without limitation, that (i) in no event shall reimbursements under this Agreement be made later than the end of the calendar year next following the calendar year in which the applicable fees and expenses were incurred, provided, that invoices shall have been submitted for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such fees and expenses were incurred; (ii) the amount of in-kind benefits that are required to be paid or provided in any given calendar year shall not affect the in-kind benefits that are obligated to be paid or provided in any other calendar year; (iii) the right to receive reimbursements and in-kind benefits may not be liquidated or exchanged for any other benefit; and (iv) in no event shall obligations to make reimbursements or provide in-kind benefits apply later than five years beyond User’s lifetime.
[Signatures on the following page.]

14.Truth-In-Leasing.
DURING THE TWELVE (12) MONTHS PRECEDING THE EXECUTION OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91. OPERATOR CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH APPLICABLE REQUIREMENTS OF FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. DURING THE DURATION OF THIS AGREEMENT, OPERATOR SHALL BE CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT WHEN OPERATED UNDER THIS AGREEMENT. THE UNDERSIGNED OPERATOR, WHOSE ADDRESS IS 1 FOUNTAIN SQUARE, CHATTANOOGA, TN 37402, CERTIFIES THAT IT IS RESPONSIBLE FOR SUCH CONTROL AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FAR PROVISIONS.
AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.
IN WITNESS WHEREOF, Operator and User have executed this Amended and Restated Aircraft Time-Sharing Agreement as of the day and year first above written.

Unum Group, as Operator

By:	/s/ Lisa G. Iglesias
Lisa G. Iglesias

Title:	Executive Vice President, General Counsel

Richard P. McKenney, as User

By:	/s/ Richard P. McKenney
Richard P. McKenney

Exhibit A
AIRCRAFT TIME-SHARING SUPPLEMENT NO. 4
THIS AIRCRAFT TIME-SHARING SUPPLEMENT NO. 4 (this “Supplement”) is entered into as of February 6, 2025, between Unum Group (“Operator”) and Richard P. McKenney (“User”).
Operator and User are parties to that Amended and Restated Aircraft Time-Sharing Agreement between them dated as of March 8, 2018 (the “Agreement”), the terms and provisions of which Agreement are incorporated herein by this reference. This Supplement amends (to update the aircraft described below), restates and supersedes that certain Aircraft Time-Sharing Supplement No. 3 effective August 9, 2019, between Operator and User.
1.User engages Operator to provide, and Operator agrees to provide to User, the use from time to time of the aircraft described below (the “Aircraft”) upon all of the terms and provisions of the Agreement as supplemented by this Supplement:

Make and Model	Year	Serial No.	Registration No.
Embraer EMB-545	2016	55010005	N1848U
Embraer EMB-545	2016	55010010	N175U
2.As compensation for the services to be rendered under the Agreement as supplemented hereby, User shall reimburse to Operator certain of Operator’s costs, as provided more fully in the Agreement.
3.The term of this Supplement shall commence as of the 6th day of February, 2025, at 12 AM Eastern time and shall extend until the expiration of the Service Period (as defined in the Agreement), unless earlier terminated in accordance with the terms of the Agreement.
4.The parties acknowledge and agree that, notwithstanding any other term or provision hereof, the rights of User to use the Aircraft hereunder are (a) subject to all terms and provisions of the lease agreements with respect thereto between the lessors thereof and the Operator and (b) subordinate to the rights of the respective lessors thereof and their secured lenders.
IN WITNESS WHEREOF, Operator and User have executed this Aircraft Time-Sharing Supplement No. 4 as of the day and year first above written.

Unum Group, as Operator		Richard P. McKenney, as User

By:	/s/ Lisa G. Iglesias	By:	/s/ Richard P. McKenney